EXHIBIT 99.1
Pega Delivers Record Cash Flow in the First Half of 2023
•Operating cash flow exceeds $110 million (Free Cash Flow exceeds $120 million)
•Annual contract value (ACV) grows 13% year over year
•Pega Cloud gross margin expands to 73%
CAMBRIDGE, Mass. — July 26, 2023 — Pegasystems Inc., the low-code platform provider empowering the world’s leading enterprises to Build for Change®, released its financial results for the second quarter of 2023.
“In this uncertain and changing environment, focusing on client success is more important than ever,” said Alan Trefler, founder and CEO. “Our low-code platform for AI-powered decisioning and workflow automation uniquely empowers clients to embrace emerging trends like generative AI and, at the same time, reduce costs and improve customer engagement.“
“Achieving record cash flow in the first half of 2023 reflects solid execution by our team to better balance growth and free cash flow,” said Ken Stillwell, COO & CFO. “This significant shift in cash flow generation is a benefit of our successful move to a subscription model. In the second half of 2023, we will be looking to further increase operating effectiveness with additional improvements in our go-to-market alignment.”
Financial and performance metrics (1)

ACV Growth
13%
Since June 30, 2022
$1,200M
$1,150M
$1,100M
$1,050M
$1,000M
$950M
$900M
$1,026
$1,064
$1,125
$1,169
$1,159
Q2 22
Q3 22
Q4 22
Q1 23
Q2 23

1 Refer to the schedules at the end of this release for additional information, including a reconciliation of our GAAP to non-GAAP measures.

EXHIBIT 99.1
(continued)
Reconciliation of ACV and Constant Currency ACV

(in millions, except percentages)	Q2 22	Q3 22	Q4 22	Q1 23	Q2 23	1 Year Change
ACV	$1,026	$1,040	$1,126	$1,174	$1,164	13%
Impact of changes in foreign exchange rates	$—	$24	$(1)	$(5)	$(5)
Constant Currency ACV	$1,026	$1,064	$1,125	$1,169	$1,159	13%

Cash Flow Growth
$150M
$100M
$50M
$0M
$(50)M
$114
$(5)
$123
$12
Operating cash flow
Free cash flow
Year to Date June 30, 2022
Year to Date June 30, 2023

EXHIBIT 99.1
(continued)

Backlog Growth
12%
$1,300M
$1,200M
$1,100M
$1,000M
$900M
$1,126M
$1,126
$1,266M
$1,258
Q2 2022
Q2 2023
Backlog (Constant Currency)
Backlog

Note: Constant currency ACV and Backlog are calculated by applying the Q2 2022 foreign exchange rates to all periods shown.

(Dollars in thousands, except per share amounts)	Three Months Ended June 30,			Six Months Ended June 30,
	2023	2022	Change	2023	2022	Change
Total revenue	$298,268	$274,337	9%	$623,740	$650,644	(4)%
Net (loss) - GAAP	$(46,804)	$(286,296)	84%	$(67,578)	$(286,675)	76%
Net income (loss) - non-GAAP	$1,203	$(31,406)	*	$20,423	$18,768	9%
Diluted (loss) per share - GAAP	$(0.56)	$(3.50)	84%	$(0.82)	$(3.51)	77%
Diluted earnings (loss) per share - non-GAAP	$0.01	$(0.38)	*	$0.24	$0.22	9%
* not meaningful

(Dollars in thousands)	Three Months Ended June 30,				Change		Six Months Ended June 30,				Change
	2023		2022				2023		2022
Pega Cloud	$115,063	39%	$93,506	34%	$21,557	23%	$222,942	36%	$183,823	28%	$39,119	21%
Maintenance	82,042	27%	78,326	29%	3,716	5%	161,672	26%	158,042	24%	3,630	2%
Subscription services	197,105	66%	171,832	63%	25,273	15%	384,614	62%	341,865	52%	42,749	13%
Subscription license	41,197	14%	41,600	15%	(403)	(1)%	125,724	20%	179,133	28%	(53,409)	(30)%
Subscription	238,302	80%	213,432	78%	24,870	12%	510,338	82%	520,998	80%	(10,660)	(2)%
Perpetual license	1,579	1%	2,266	1%	(687)	(30)%	1,982	—%	9,706	1%	(7,724)	(80)%
Consulting	58,387	19%	58,639	21%	(252)	—%	111,420	18%	119,940	19%	(8,520)	(7)%
	$298,268	100%	$274,337	100%	$23,931	9%	$623,740	100%	$650,644	100%	$(26,904)	(4)%
Quarterly conference call
A conference call and audio-only webcast will be conducted the following day at 8:00 a.m. EDT on Thursday, July 27, 2023.
Members of the public and investors are invited to join the call and participate in the question and answer session by dialing 1-877-407-9039 (domestic), 1-201-689-8470 (international), or via webcast (https://viavid.webcasts.com/starthere.jsp?ei=1622243&tp_key=962bdef8e2) by logging onto www.pega.com at least five minutes prior to the event's broadcast and clicking on the webcast icon in the Investors section.

Discussion of non-GAAP financial measures
Our non-GAAP financial measures should only be read in conjunction with our consolidated financial statements prepared in accordance with GAAP. We believe these measures help investors understand our core operating results without the effect of often one-time charges and other items outside normal operations. They are not a substitute for financial measures prepared under U.S. GAAP.
Refer to the schedules at the end of this release for additional information, including a reconciliation of our GAAP to non-GAAP measures.
Forward-looking statements
Certain statements in this press release may be "forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995.
Words such as expects, anticipates, intends, plans, believes, will, could, should, estimates, may, targets, strategies, intends to, projects, forecasts, guidance, likely, and usually or variations of such words and other similar expressions identify forward-looking statements, which speak only as of the date the statement was made and are based on current expectations and assumptions.
Forward-looking statements deal with future events and are subject to risks and uncertainties that are difficult to predict, including, but not limited to:
•our future financial performance and business plans;
•the adequacy of our liquidity and capital resources;
•the continued payment of our quarterly dividends;
•the timing of revenue recognition;
•management of our transition to a more subscription-based business model;
•variation in demand for our products and services, including among clients in the public sector;
•reliance on key personnel;
•global economic and political conditions and uncertainty, including impacts from public health emergencies and the war in Ukraine;
•reliance on third-party service providers, including hosting providers;
•compliance with our debt obligations and covenants;
•the potential impact of our convertible senior notes and Capped Call Transactions;
•foreign currency exchange rates;
•the potential legal and financial liabilities and damage to our reputation due to cyber-attacks;
•security breaches and security flaws;
•our ability to protect our intellectual property rights, costs associated with defending such rights, intellectual property rights claims, and other related claims by third parties against us, including related costs, damages, and other relief that may be granted against us;
•our ongoing litigation with Appian Corp.;
•our client retention rate; and
•management of our growth.
These risks and others that may cause actual results to differ materially from those expressed in such forward-looking statements are described further in Part I of our Annual Report on Form 10-K for the year ended December 31, 2022, and other filings we make with the U.S. Securities and Exchange Commission (“SEC”).
Investors are cautioned not to place undue reliance on such forward-looking statements, and there are no assurances that the results included in such statements will be achieved. Although subsequent events may cause our view to change, except as required by applicable law, we do not undertake and expressly disclaim any obligation to publicly update or revise these forward-looking statements whether as the result of new information, future events, or otherwise.
Any forward-looking statements in this presentation represent our views as of July 26, 2023.

About Pegasystems
Pega provides a powerful low-code platform that empowers the world's leading enterprises to Build for Change®. Clients use our AI-powered decisioning and workflow automation to solve their most pressing business challenges - from personalizing engagement to automating service to streamlining operations. Since 1983, we've built our scalable and flexible architecture to help enterprises meet today's customer demands while continuously transforming for tomorrow. For more information on Pegasystems (NASDAQ: PEGA), visit www.pega.com.
Press contact:
Lisa Pintchman
VP, Corporate Communications
lisapintchman.rogers@pega.com
617-866-6022
Twitter: @pega
Investor contact:
Peter Welburn
VP, Corporate Development & Investor Relations
PegaInvestorRelations@pega.com
617-498-8968
All trademarks are the property of their respective owners.

PEGASYSTEMS INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Revenue
Subscription services	$197,105	$171,832	$384,614	$341,865
Subscription license	41,197	41,600	125,724	179,133
Consulting	58,387	58,639	111,420	119,940
Perpetual license	1,579	2,266	1,982	9,706
Total revenue	298,268	274,337	623,740	650,644
Cost of revenue
Subscription services	36,783	36,533	73,647	68,563
Subscription license	623	673	1,342	1,295
Consulting	58,710	57,873	119,058	113,384
Perpetual license	24	36	27	70
Total cost of revenue	96,140	95,115	194,074	183,312
Gross profit	202,128	179,222	429,666	467,332
Operating expenses
Selling and marketing	143,858	157,198	293,655	319,434
Research and development	73,931	74,341	149,307	145,831
General and administrative	23,462	32,723	46,572	68,487
Restructuring	2,167	—	3,628	—
Total operating expenses	243,418	264,262	493,162	533,752
(Loss) from operations	(41,290)	(85,040)	(63,496)	(66,420)
Foreign currency transaction (loss) gain	(3,290)	1,713	(5,965)	4,589
Interest income	1,814	309	3,299	516
Interest expense	(1,778)	(1,944)	(3,696)	(3,890)
(Loss) income on capped call transactions	(1,361)	(18,945)	1,845	(49,505)
Other income, net	5,702	3,785	12,285	6,526
(Loss) before provision for income taxes	(40,203)	(100,122)	(55,728)	(108,184)
Provision for income taxes	6,601	186,174	11,850	178,491
Net (loss)	$(46,804)	$(286,296)	$(67,578)	$(286,675)
(Loss) per share
Basic	$(0.56)	$(3.50)	$(0.82)	$(3.51)
Diluted	$(0.56)	$(3.50)	$(0.82)	$(3.51)
Weighted-average number of common shares outstanding
Basic	83,039	81,847	82,823	81,764
Diluted	83,039	81,847	82,823	81,764

PEGASYSTEMS INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	June 30, 2023	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$186,874	$145,054
Marketable securities	125,939	152,167
Total cash, cash equivalents, and marketable securities	312,813	297,221
Accounts receivable	163,915	255,150
Unbilled receivables	182,257	213,719
Other current assets	78,526	80,388
Total current assets	737,511	846,478
Unbilled receivables	70,486	95,806
Goodwill	81,593	81,399
Other long-term assets	302,848	333,989
Total assets	$1,192,438	$1,357,672
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$8,438	$18,195
Accrued expenses	53,110	50,355
Accrued compensation and related expenses	70,965	127,728
Deferred revenue	311,330	325,212
Other current liabilities	17,269	17,450
Total current liabilities	461,112	538,940
Convertible senior notes, net	498,140	593,609
Operating lease liabilities	72,886	79,152
Other long-term liabilities	14,904	15,128
Total liabilities	1,047,042	1,226,829
Total stockholders’ equity	145,396	130,843
Total liabilities and stockholders’ equity	$1,192,438	$1,357,672

PEGASYSTEMS INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Six Months Ended June 30,
	2023	2022
Net (loss)	$(67,578)	$(286,675)
Adjustments to reconcile net (loss) to cash provided by (used in) operating activities
Non-cash items	119,371	314,231
Change in operating assets and liabilities, net	61,959	(32,625)
Cash provided by (used in) operating activities	113,752	(5,069)
Cash provided by (used in) investing activities	15,979	(1,523)
Cash (used in) financing activities	(86,988)	(41,191)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	1,010	(2,907)
Net increase (decrease) in cash, cash equivalents, and restricted cash	43,753	(50,690)
Cash, cash equivalents, and restricted cash, beginning of period	145,054	159,965
Cash, cash equivalents, and restricted cash, end of period	$188,807	$109,275

PEGASYSTEMS INC.
RECONCILIATION OF SELECTED GAAP AND NON-GAAP MEASURES
(in thousands, except percentages and per share amounts)

	Three Months Ended June 30,			Six Months Ended June 30,
	2023	2022	Change	2023	2022	Change
Net (loss) - GAAP	$(46,804)	$(286,296)	84%	$(67,578)	$(286,675)	76%
Stock-based compensation (1)	36,227	31,300		78,784	59,527
Capped call transactions	1,361	18,945		(1,845)	49,505
Legal fees	2,842	10,582		4,318	27,950
Repurchases of convertible senior notes	(5,074)	—		(7,855)	—
Restructuring	2,167	—		3,628	—
Interest on convertible senior notes	647	720		1,375	1,439
Amortization of intangible assets	963	1,025		2,012	1,997
Foreign currency transaction loss (gain)	3,290	(1,713)		5,965	(4,589)
Other	(678)	(1,001)		(4,471)	(3,583)
Income tax effects (2)	6,262	195,032		6,090	173,197
Net income (loss) - non-GAAP	$1,203	$(31,406)	*	$20,423	$18,768	9%

Diluted (loss) per share - GAAP	$(0.56)	$(3.50)	84%	$(0.82)	$(3.51)	77%
non-GAAP adjustments	0.57	3.12		1.06	3.73
Diluted earnings (loss) per share - non-GAAP	$0.01	$(0.38)	*	$0.24	$0.22	9%

Diluted weighted-average number of common shares outstanding - GAAP	83,039	81,847	1%	82,823	81,764	1%
Stock-based compensation	1,289	—		1,026	2,063
Diluted weighted-average number of common shares outstanding - non-GAAP	84,328	81,847	3%	83,849	83,827	—%
* not meaningful
Our non-GAAP financial measures reflect the following adjustments:
•Stock-based compensation: We have excluded stock-based compensation from our non-GAAP operating expenses and profitability measures. Although stock-based compensation is a key incentive offered to our employees, and we believe such compensation contributed to our revenues recognized during the periods presented and is expected to contribute to our future revenues, we continue to evaluate our business performance, excluding stock-based compensation.
•Capped call transactions: We have excluded gains and losses related to our capped call transactions held at fair value under U.S. GAAP. The capped call transactions are expected to reduce common stock dilution and/or offset any potential cash payments we must make, other than for principal and interest, upon conversion of the Notes. We believe excluding these amounts from our non-GAAP financial measures is useful to investors as the types of events giving rise to them are not representative of our core business operations and ongoing operational performance.
•Legal fees: Includes legal and related fees arising from proceedings outside the ordinary course of business. We believe excluding these amounts from our non-GAAP financial measures is useful to investors as the disputes giving rise to them are not representative of our core business operations and ongoing operational performance.
•Repurchases of convertible senior notes: We have excluded gains from the repurchases of Convertible Senior Notes. We believe excluding these amounts from our non-GAAP financial measures is useful to investors as the types of events giving rise to them are not representative of our core business operations and ongoing operational performance.
•Restructuring: We have excluded restructuring from our non-GAAP financial measures. Restructuring fluctuates in amount and frequency and is significantly affected by the timing and size of our restructuring activities. We believe excluding the impact from our non-GAAP financial measures is useful to investors as these amounts are not representative of our core business operations and ongoing operational performance.
•Interest on convertible senior notes: In February 2020, we issued convertible senior notes, due March 1, 2025, in a private placement. We believe that excluding the amortization of issuance costs provides a useful comparison of our operational performance in different periods.
•Amortization of intangible assets: We have excluded the amortization of intangible assets from our non-GAAP operating expenses and profitability measures. Amortization of intangible assets fluctuates in amount and frequency and is significantly affected by the timing and size of acquisitions. Investors should note that intangible assets contributed to our revenues recognized during the periods presented and are expected to contribute to future revenues. Amortization of intangible assets is likely to recur in future periods. We believe excluding these amounts provides a useful comparison of our operational performance in different periods.

•Foreign currency transaction loss (gain): We have excluded foreign currency transaction gains and losses from our non-GAAP profitability measures. Foreign currency transaction gains and losses fluctuate in amount and frequency and are significantly affected by foreign exchange market rates. Foreign currency transaction gains and losses are likely to recur in future periods. We believe excluding these amounts provides a useful comparison of our operational performance in different periods.
•Other: We have excluded gains and losses from our venture investments, capital advisory expenses, and incremental expenses incurred integrating acquisitions. We believe excluding these amounts from our non-GAAP financial measures is useful to investors as the types of events giving rise to them are not representative of our core business operations and ongoing operational performance.
•Diluted weighted-average number of common shares outstanding:
•Stock-based compensation: In periods of non-GAAP income, we've included the dilutive impact of stock-based compensation in our non-GAAP weighted-average shares. In periods of GAAP loss, these shares would have been excluded from our GAAP results as they would be anti-dilutive for GAAP. We believe including the dilutive effect of stock-based compensation in our non-GAAP financial measures in periods of income is helpful to investors as this provides a useful comparison of our operational performance in different periods.
(1) Stock-based compensation:

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Cost of revenue	$7,174	$6,579	$16,087	$12,957
Selling and marketing	15,349	12,633	33,009	23,591
Research and development	7,851	7,355	16,911	14,701
General and administrative	5,853	4,733	12,777	8,278
	$36,227	$31,300	$78,784	$59,527
Income tax benefit	$(581)	$(543)	$(1,253)	$(905)
(2) Effective income tax rates:

	Six Months Ended June 30,
	2023	2022
GAAP	(21)%	(165)%
non-GAAP	22%	22%
Our GAAP effective income tax rate is subject to significant fluctuations due to several factors, including excess tax benefits generated by our stock-based compensation plans, gains and losses on our capped call transactions, tax credits for stock-based compensation awards to research and development employees, and unfavorable foreign stock-based compensation adjustments. We determine our non-GAAP income tax rate using applicable rates in taxing jurisdictions and assessing certain factors, including historical and forecasted earnings by jurisdiction, discrete items, and ability to realize tax assets. We believe it is beneficial for our management to review our non-GAAP results consistent with our annual plan's effective income tax rate as established at the beginning of each year, given tax rate volatility.

PEGASYSTEMS INC.
RECONCILIATION OF FREE CASH FLOW
(in thousands, except percentages)

	Six Months Ended June 30,
	2023	2022	Change
Cash provided by (used in) operating activities	$113,752	$(5,069)	*
Investment in property and equipment	(13,933)	(11,863)
Legal fees	2,950	26,437
Restructuring	17,521	—
Interest on convertible senior notes	2,250	2,250
Other	—	167
Free cash flow	$122,540	$11,922	928%

Total revenue	$623,740	$650,644
Free cash flow margin	20%	2%
* not meaningful
Our non-GAAP free cash flow measures reflect the following adjustments:
•Investment in property and equipment: Investment in property and equipment fluctuates in amount and frequency and is significantly affected by the timing and size of investments in our facilities. We believe excluding these amounts provides a useful comparison of our operational performance in different periods.
•Legal fees: Includes legal and related fees arising from proceedings outside the ordinary course of business. We believe excluding these amounts from our non-GAAP financial measures is useful to investors as the disputes giving rise to them are not representative of our core business operations and ongoing operational performance.
•Restructuring: We have excluded restructuring from our non-GAAP financial measures. Restructuring fluctuates in amount and frequency and is significantly affected by the timing and size of our restructuring activities. We believe excluding the impact from our non-GAAP financial measures is useful to investors as these amounts are not representative of our core business operations and ongoing operational performance.
•Interest on convertible senior notes: In February 2020, we issued convertible senior notes, due March 1, 2025, in a private placement. We believe excluding the interest payments provides a useful comparison of our operational performance in different periods.
•Other: We have excluded fees incurred due to the cancellation of in-person sales and marketing events, and incremental expenses incurred from the integration of acquisitions. We believe excluding these amounts from our non-GAAP financial measures is useful to investors as the types of events giving rise to them are not representative of our core business operations and ongoing operating performance.
PEGASYSTEMS INC.
ANNUAL CONTRACT VALUE
(in thousands, except percentages)

Annual contract value (“ACV”) - ACV represents the annualized value of our active contracts as of the measurement date. The contract's total value is divided by its duration in years to calculate ACV. ACV is a performance measure that we believe provides useful information to our management and investors. In 2023, we changed our ACV calculation methodology for maintenance and all contracts less than 12 months to align with other contract types. Previously disclosed ACV amounts have been updated to allow for comparability.

	June 30, 2023	June 30, 2022	Change
Pega Cloud	$498,860	$408,331	$90,529	22%
Maintenance	315,232	307,223	8,009	3%
Subscription services	814,092	715,554	98,538	14%
Subscription license	349,713	310,431	39,282	13%
	$1,163,805	$1,025,985	$137,820	13%

Reconciliation of ACV and Constant Currency ACV

(in millions, except percentages)	Q2 22	Q3 22	Q4 22	Q1 23	Q2 23	1 Year Change
ACV	$1,026	$1,040	$1,126	$1,174	$1,164	13%
Impact of changes in foreign exchange rates	$—	$24	$(1)	$(5)	$(5)
Constant Currency ACV	$1,026	$1,064	$1,125	$1,169	$1,159	13%
PEGASYSTEMS INC.
BACKLOG
(in thousands, except percentages)

Remaining performance obligations (“Backlog”) - Expected future revenue from existing non-cancellable contracts:
As of June 30, 2023:

	Subscription services		Subscription license	Perpetual license	Consulting	Total
	Maintenance	Pega Cloud
1 year or less	$214,579	$397,183	$35,616	$4,979	$37,355	$689,712	55%
1-2 years	58,551	238,691	3,026	2,252	6,772	309,292	24%
2-3 years	25,103	124,616	6,764	—	1,523	158,006	12%
Greater than 3 years	7,592	101,494	—	—	—	109,086	9%
	$305,825	$861,984	$45,406	$7,231	$45,650	$1,266,096	100%
% of Total	23%	68%	4%	1%	4%	100%
Change since June 30, 2022
	$(3,861)	$163,817	$(15,921)	$(6,207)	$2,574	$140,402
	(1)%	23%	(26)%	(46)%	6%	12%
As of June 30, 2022:

	Subscription services		Subscription license	Perpetual license	Consulting	Total
	Maintenance	Pega Cloud
1 year or less	$204,974	$320,102	$46,810	$6,681	$32,159	$610,726	54%
1-2 years	57,862	200,135	10,711	4,505	7,919	281,132	25%
2-3 years	28,403	96,861	2,126	2,252	2,574	132,216	12%
Greater than 3 years	18,447	81,069	1,680	—	424	101,620	9%
	$309,686	$698,167	$61,327	$13,438	$43,076	$1,125,694	100%
% of Total	28%	62%	5%	1%	4%	100%

PEGASYSTEMS INC.
RECONCILIATION OF GAAP BACKLOG AND CONSTANT CURRENCY BACKLOG
(in millions, except percentages)

	Q2 2023	1 Year Growth Rate
Backlog - GAAP	$1,266	12%
Impact of changes in foreign exchange rates	(8)	—%
Backlog - Constant Currency	$1,258	12%
Note: Constant currency Backlog is calculated by applying the Q2 2022 foreign exchange rates to all periods shown.